EXHIBIT 99.1

Mitel Reports Fourth Quarter and Fiscal Year 2011 Financial Results

OTTAWA, Ontario – June 30, 2011 – Mitel (Nasdaq: MITL), a leading provider of Unified Communications and Collaboration (UCC) software solutions, today announced its financial results for the fourth quarter and fiscal year ended April 30, 2011. All financial results are in U.S. dollars.

Financial Highlights

•	Revenue for the fourth quarter was $166.6 million, compared to $162.0 million in the third quarter.
•	Adjusted EBITDA (as defined below) for the fourth quarter of fiscal 2011 was $19.9 million, compared to $17.6 million for the third quarter of fiscal 2011.
•	Cash and cash equivalents as of April 30, 2011 were $73.9 million.
•	Operating cash flows for fiscal 2011 were $32.5 million.

Revenue for the fourth quarter was $166.6 million, compared to $163.9 million for the fourth quarter of 2010. For the fiscal year 2011, revenue was $649.7 million, compared to revenue of $647.9 million for fiscal year 2010.

Net income for the fourth quarter of fiscal 2011 was $4.4 million, or $0.08 per share. This compares to a net income of $22.0 million in the same period last year. For fiscal 2011, net income was $88.1 million, or $1.57 per share. This compares to net income of $37.2 million for fiscal 2010.

Non-GAAP net income for the fourth quarter of fiscal 2011 was $10.6 million, or $0.19 per share. This compares to non-GAAP net income of $14.0 million, or $0.25 per share in the fourth quarter of fiscal 2010. For fiscal 2011, non-GAAP net income was $39.1 million, or $0.70 per share. This compares to non-GAAP net income of $42.1 million, or $0.74 per share for the prior fiscal year. Please refer to the GAAP to non-GAAP reconciliation tables in this release.

Adjusted EBITDA (as defined below) for the fourth quarter of fiscal 2011 was $19.9 million and for fiscal 2011 was $76.1 million. Adjusted EBITDA for the fourth quarter of fiscal 2010 was $25.6 million and for fiscal 2010 was $89.8 million.

“Our recently announced strategy to simplify our business, re-direct our R&D investments aimed at the high growth market of medium business/medium enterprise companies and reorganize our U.S. sales organization is designed to position Mitel for growth,” said Richard McBee, chief executive officer, Mitel. “In addition, our market leadership in voice virtualization and partnership with VMware is an important differentiator for Mitel, both for new and existing customers.”

“The changes to our business strategy and organization should enable us to align our cost structure, improve our execution and focus our investments in the high growth segments of our target market ,” stated Steve Spooner, chief financial officer, Mitel. “Our outlook for the first quarter of 2012 reflects typical sequential seasonality. We remain focused on growth in full year fiscal 2012.”

Recent Business Highlights

•	Announced key changes to company strategy and organization which includes:
¡	Three key business units: Mitel Communications Solutions, Mitel NetSolutions and Mitel DataNet
¡	Mitel sales consisting of Americas and International organizations; a realignment of sales and channel in the U.S.
¡	Focused R&D investment on the mid-market
•	New customer highlights:
¡	Chicago Bears: implemented a complete Mitel UCC solution across its organization including the front office, ticket center, training facility and Soldier Field
¡	Builders Hardware, one of the largest privately held architectural distribution companies in the US, selected the Mitel 5000 CP to network its offices in Pennsylvania and Ohio
¡	JW Marriott Hotel & Convention Center – Indianapolis, the world’s largest Marriott hotel and convention center selected Mitel for Unified Communications
•

Mitel hosted its largest ever Business Partner Conference June 1-3, 2011 in Hollywood FLA, with 1,100 attendees. Achievement Awards were handed out to top performing channel partners in the US, Canada and other regions across the world.

•	Announced Unified Communicator Advanced mobile portal for BlackBerry PlayBook and client software for mobile devices using Android operating system.
•

Announced the availability of release 5.0 of the Mitel 5000 Communications Platform (CP). Designed for small businesses with capacity up to 250 users, this release delivers significant new embedded applications functionality including Unified Voice Messaging, Meet-Me conferencing, embedded call handling statistics and reports and Hotdesking.

•

Announced the general availability of Unified Communicator® (UC) Advanced release 4.0, including desktop video conferencing that makes face-to-face video as easy as a phone call and introducing server federation within an organization.

Business Outlook

The following is the company’s outlook for the first quarter of fiscal 2012 ending July 31, 2011:

•	Revenue is expected to be in the range of $158 to $162 million
•	Gross margin is expected to be in the range of 47.8 to 48.2 percent
•

Non-GAAP operating expenses as a percentage of revenue are expected to be in the range of 39 to 40 percent. Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.6 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.3 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today, Thursday June 30, 2011, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the fourth quarter and fiscal year ended April 30, 2011. To access the conference call, dial 866-322-8032 and enter pass code 3213100. Callers outside the US and Canada should dial 416-640-3406 and enter pass code 3213100. A replay of the conference call will be available through Tuesday, July 5, 2011. To access the replay, please dial 888-203-1112 and enter pass code 3213100. Callers outside the US and Canada should dial 647-436-0148 and enter pass code 3213100. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

Adjusted EBITDA is defined as consolidated net income (loss) before (1) interest expense, (2) income tax recovery, (3) amortization and depreciation, (4) foreign exchange gain (loss), (5) fair value adjustment on derivative instruments, (6) special charges and restructuring costs, (7) stock-based compensation, (8) gain

(loss) on litigation settlement, and (9) debt retirement costs. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA.”

Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles of the United States (“U.S. GAAP”). Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and Canadian securities authorities on July 27, 2010.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a U.S. GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period U.S. GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-U.S. GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-U.S. GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with U.S. GAAP.

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter, Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its first quarter results until after it releases its financial results for the first quarter of fiscal year 2012 and holds its conference call with respect to such results. Some of the statements in this press release, including the information regarding our financial performance targets for the first quarter of fiscal year 2012, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations; our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements, we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry; generally or Mitel in particular;
•	A stable or recovering economic environment;
•	No significant event occurring outside the ordinary course of our business;

•	Stable foreign exchange and interest rates;
•	No asset impairments;
•	No material changes in effective tax rates; and
•	No negative impact from the implementation and execution of our new business strategies.

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future;
•	Fluctuations in our quarterly and annual revenues and operating results;
•	Fluctuations in foreign exchange rates;
•	Current and ongoing global economic instability;
•	Intense competition;
•	Our reliance on channel partners for a significant component of our sales;
•	Our dependence upon a small number of outside contract manufacturers to manufacture our products;
•	Our ability to successfully implement and achieve our business strategies; and
•	Our ability to realize our deferred tax assets

Additional risks are discussed herein and under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission on July 27, 2010 and filed with Canadian securities authorities. Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel (Nasdaq:MITL) is a global provider of business communications and collaboration software and services. Mitel’s Freedom architecture provides the flexibility and simplicity organizations need to support today’s dynamic work environment. Through a single cloud-ready software stream, Mitel delivers a powerful suite of advanced communications and collaboration capabilities that provides freedom from walled garden architectures and enables organizations to implement best-of-breed solutions on any network; extends the “in-office” experience anywhere, on any device; and offers choice of commercial options to fit business needs. For more information visit: http://www.mitel.com

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Scott Smith (media), 408-884-5157, ssmith@sterlingpr.com

Kevin Johnson (industry analysts), 613-592-2122 x76690, kevin_johnson@mitel.com

Cynthia Hiponia (investor relations), 613-592-2122 x71992, investorrelations@mitel.com

MITEL NETWORKS CORPORATION

(incorporated under the laws of Canada)

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	April 30, 2011	April 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$73.9	$76.6
Accounts receivable	127.5	121.5
Sales-type lease receivables	20.0	33.8
Inventories	27.1	26.7
Deferred tax asset	5.9	15.0
Other current assets	37.1	46.5

	291.5	320.1
Non-current portion of sales-type lease receivables	30.1	29.2
Deferred tax asset	91.1	5.0
Property and equipment	15.7	17.0
Identifiable intangible assets	100.6	123.1
Goodwill	134.5	134.5
Other non-current assets	8.7	12.1

	$672.2	$641.0

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable and accrued liabilities	$106.8	$107.7
Due to related parties	0.2	7.2
Current portion of deferred revenue	40.0	46.2
Current portion of long-term debt	16.4	4.1

	163.4	165.2
Long-term debt	306.9	345.7
Lease recourse liability	7.1	7.9
Long-term portion of deferred revenue	13.2	14.1
Deferred tax liability	50.5	70.9
Pension liability	61.4	68.1
Other non-current liabilities	20.2	24.0

	622.7	695.9

Shareholders’ equity (deficiency)	49.5	(54.9)

	$672.2	$641.0

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended April 30, 2011	Quarter Ended April 30, 2010	Year Ended April 30, 2011	Year Ended April 30, 2010
Revenues:
Telecommunications	$146.6	$145.2	$570.8	$572.4
Network services	20.0	18.7	78.9	75.5

	166.6	163.9	649.7	647.9

Cost of revenues:
Telecommunications	74.9	73.7	294.8	291.1
Network services	11.1	10.3	43.4	42.9

	86.0	84.0	338.2	334.0

Gross margin	80.6	79.9	311.5	313.9

Expenses:
Selling, general and administrative	57.4	51.6	221.5	211.3
Research and development	13.9	12.5	54.1	51.7
Special charges and restructuring costs	3.8	1.7	15.5	5.2
Loss (gain) on litigation settlement	1.0	(5.5)	1.0	(5.5)

	76.1	60.3	292.1	262.7

Operating Income	4.5	19.6	19.4	51.2
Interest expense	(4.8)	(6.0)	(20.0)	(29.8)
Debt retirement costs, including write-off deferred financing costs	(0.6)	(1.0)	(0.6)	(1.0)
Fair value adjustment on derivative instruments	—	7.4	1.0	7.4
Other income, net	1.2	0.4	0.8	0.9

Income (loss) before income taxes	0.3	20.4	0.6	28.7
Current income tax expense	(8.8)	(2.8)	(8.9)	(4.1)
Deferred income tax recovery	12.9	4.4	96.4	12.6

Net income	$4.4	$22.0	$88.1	$37.2

Net income (loss) attributable to common shareholders	$4.4	$(86.7)	$88.1	$(107.3)

Net income (loss) per common share
Basic	$0.08	$(5.43)	$1.66	$(7.30)
Diluted	$0.08	$(5.43)	$1.57	$(7.30)

Weighted-average number of common shares outstanding (in millions):
Basic	53.0	15.9	52.9	14.7
Diluted	55.6	15.9	56.0	14.7

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended April 30, 2011	Quarter Ended April 30, 2010	Year Ended April 30, 2011	Year Ended April 30, 2010
Net income	$4.4	$22.0	$88.1	$37.2
Income tax recovery	(4.1)	(1.6)	(87.5)	(8.5)

Net income (loss) before income tax	0.3	20.4	0.6	28.7

Adjustments:
Foreign exchange loss (gain)	(0.5)	(0.1)	0.7	0.3
Fair value adjustment on derivative instruments	—	(7.4)	(1.0)	(7.4)
Special charges and restructuring costs	3.8	1.7	15.5	5.2
Stock-based compensation	1.3	0.9	4.7	3.3
Loss (gain) on litigation settlement	1.0	(5.5)	1.0	(5.5)
Debt retirement costs, including write-off deferred financing costs	0.6	1.0	0.6	1.0
Amortization of acquisition-related intangibles assets	5.5	4.9	22.3	22.2

Non-GAAP net income before income tax	12.0	15.9	44.4	47.8
Non-GAAP tax expense(1)	(1.4)	(1.9)	(5.3)	(5.7)

Non-GAAP net income	$10.6	$14.0	$39.1	$42.1

Non-GAAP net income per common share	$0.19	$0.25	$0.70	$0.74
Weighted-average number of common shares outstanding (in millions):	55.6	56.7 (2)	56.0	56.7 (2)

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

(2)	Due to the change in capital structure as a result of the initial public offering and related transactions, the non-GAAP weighted-average common shares shown reflects the fully diluted shares as at April 30, 2010.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended April 30, 2011	Quarter Ended April 30, 2010	Year Ended April 30, 2011	Year Ended April 30, 2010
Net income	$4.4	$22.0	$88.1	$37.2
Adjustments:
Interest expense	4.8	6.0	20.0	29.8
Income tax recovery	(4.1)	(1.6)	(87.5)	(8.5)
Amortization and depreciation	8.6	8.6	34.0	34.4
Foreign exchange loss (gain)	(0.5)	(0.1)	0.7	0.3
Fair value adjustment on derivative instruments	—	(7.4)	(1.0)	(7.4)
Special charges and restructuring costs	3.8	1.7	15.5	5.2
Stock-based compensation	1.3	0.9	4.7	3.3
Loss (gain) on litigation settlement	1.0	(5.5)	1.0	(5.5)
Debt retirement costs, including write-off deferred financing costs	0.6	1.0	0.6	1.0

Adjusted EBITDA	$19.9	$25.6	$76.1	$89.8